UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2010

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2010, UnitedHealth Group Incorporated (the “Company”) held its annual meeting of shareholders. There were 967,209,320 shares of common stock represented either in person or by proxy at this meeting. The shareholders of the Company voted as follows on the following matters at the annual meeting:

1.	Election of Directors. The nine directors were elected at the annual meeting for a one-year term based upon the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
William C. Ballard, Jr.	792,982,641	104,671,425	832,533	68,722,721
Richard T. Burke	809,387,499	88,410,285	688,815	68,722,721
Robert J. Darretta	881,220,552	16,437,968	828,079	68,722,721
Stephen J. Hemsley	825,100,058	72,657,198	729,343	68,722,721
Michele J. Hooper	872,981,978	24,608,641	895,980	68,722,721
Douglas W. Leatherdale	806,147,133	91,596,610	742,856	68,722,721
Glenn M. Renwick	877,333,499	20,230,937	922,163	68,722,721
Kenneth I. Shine, M.D.	887,534,122	10,083,682	868,795	68,722,721
Gail R. Wilensky, Ph.D.	723,877,627	173,895,036	713,936	68,722,721

2.	Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010 was ratified based upon the following votes:

For	Against	Abstain
863,396,594	103,215,197	597,529

3.	Shareholder proposal regarding lobbying expenses. The shareholder proposal concerning disclosure of lobbying expenditures was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
65,839,025	637,954,695	194,688,711	68,726,889

4.	Shareholder proposal regarding executive compensation. The shareholder proposal concerning an advisory vote on executive compensation was not approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
413,114,356	427,379,635	57,987,701	68,727,628

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Secretary to the Board of Directors

3